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                        H&Q IPO & EMERGING COMPANY FUND

                                 CLASS B SHARES

         THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEES OF THE FUND

The undersigned hereby appoints Sarah E. Jones, Mary D Squires and Colleen McCoy, and each of them, with full power of substitution, as proxies for the undersigned, to vote, act and consent with respect to any and all Class B shares of H&Q IPO & Emerging Company Fund (the "H&Q IPO Fund"), a series of Hambrecht & Quist Fund Trust (the "H&Q Trust"), which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund (the "Meeting") to be held at the offices of The Chase Manhattan Bank, 1211 Avenue of the Americas, 41st Floor, New York, New York, at 11:00 a.m., Eastern time, on February 15, 2001, and at any continuation or adjournment thereof, with all powers the undersigned would possess if personally present, upon such business as may properly come before the Meeting including the matters indicated on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION (PROPOSAL 1).

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   SHAREHOLDERS ARE URGED TO MARK, SIGN AND RETURN THIS PROXY IN THE ENVELOPE
               PROVIDED. PLEASE DO NOT FORGET TO DATE THIS PROXY.
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Please date and sign exactly as your name(s) appear(s) on the reverse side.
Joint owners should each sign. If signing as executor, administrator, attorney, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in the name of the authorized person.
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HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

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/X/  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

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                        H&Q IPO & EMERGING COMPANY FUND
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                                 CLASS B SHARES



CONTROL NUMBER:
RECORD DATE SHARES:

                                                  ------------------------------
Please be sure to sign and date this Proxy.       Date


--------- Shareholder sign here ----------------- Co-owner sign here -----------

                                                         FOR   AGAINST   ABSTAIN
1. Approval of Agreement and Plan of Reorganization,     / /     / /        / /
   by and between the H&Q Trust on behalf of the H&Q IPO Fund, and Mutual Fund Investment Trust
   ("MFIT") on behalf of Chase Vista H&Q IPO &
   Emerging Company Fund (the "Chase Vista H&Q IPO
   Fund"), and the transactions contemplated thereby, including (a) the transfer of all of the assets and liabilities of the H&Q IPO Fund to the Chase Vista H&Q IPO Fund, a newly created series of MFIT, in exchange for Class A shares and Class B shares of the Chase Vista
   H&Q IPO Fund, and (b) the distribution of such Chase Vista H&Q IPO Fund shares to the shareholders of the H&Q IPO Fund in exchange for all outstanding shares of the H&Q IPO Fund.

2. To vote in their discretion on such other matters as may properly come before the Meeting or any adjournment thereof.

   Mark box at right if an address change or comment has been
   noted on the reverse side of this card.                                  / /

DETACH CARD                                                          DETACH CARD

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VOTE BY TELEPHONE
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It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone

FOLLOW THESE FOUR EASY STEPS:

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1. READ THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AND PROXY CARD.

2. CALL THE TOLL-FREE NUMBER 1-877-PRX-VOTE (1-877-779-8683). THERE IS NO CHARGE FOR THIS CALL.

3. ENTER YOUR CONTROL NUMBER LOCATED ON YOUR PROXY CARD.

4. FOLLOW THE RECORDED INSTRUCTIONS.
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YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!

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VOTE BY INTERNET
----------------

It's fast, convenient, and your vote is immediately confirmed and posted.

FOLLOW THESE FOUR EASY STEPS:

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1. READ THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AND PROXY CARD.

2. GO TO THE WEBSITE http://www.eproxyvote.com/hipox

3. ENTER YOUR CONTROL NUMBER LOCATED ON YOUR PROXY CARD.

4. FOLLOW THE INSTRUCTIONS PROVIDED.
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YOUR VOTE IS IMPORTANT!
Go to http://www.eproxyvote.com/hipox anytime!

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET